# Royalty Agreement

This agreement between Wind Sail Receptor, Inc. (WSR) and WindGen Energy, Inc. (WGE) "Royalty Agreement" replaces the "Exclusive License Agreement" executed 4/17/2009 by WSR and WGE.

In consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both WSR and WGE, the Parties hereto hereby agree that for each and every 3 foot, 6 foot and 12 foot diameter WSR Small Wind Turbine System sold by WSR in the United States and Canada, WSR will pay to WGE, in perpetuity, for each and every WSR Small Wind Turbine System sold a one time "Royalty" fee equal to the per unit dollar amount set forth in the schedule below. WSR shall pay the Royalty fee due to WGE no later than the 10th day of each month for each and every WSR Small Wind Turbine Systems sold by WSR during the preceding month.

| WSR's System | Royalty Paid (WSR to WGE) |
|---|---|
| 3' | $250 |
| 6' | $500 |
| 12' | $1,500 |

WGE retains the right to conduct an annual sales audit of the 3', 6' and 12' WSR systems covered by this agreement. Also, as additional consideration, WSR hereby grants WGE (or their nominee) dealership privileges for United Kingdom and Ireland. "Dealership Agreement" as attached herewith as Exhibit A will exclude any royalty to WGE for dealerships granted within this agreement.

Consideration given by WGE includes, but is not limited to all of the leads it has compiled since the "Exclusive License Agreement" executed April 17, 2009.

This Agreement constitutes the entire agreement between the parties and shall supersede any previous communications, representations, understandings and agreements, either oral or written, between the parties or any officer or representative thereof with respect to the subject matter of this Agreement.

No supplementation, modification, waiver, or termination of this Agreement shall be valid unless executed by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered

or certified, postage prepaid, addressed to the party to whom it is directed as shown in Exhibit A.

Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

Nothing in this Agreement, expressed or implied, is intended to confer anything upon any third party.

Each party hereby acknowledges and agrees that it would be difficult to fully compensate the other party for damages resulting from the breach or threatened breach of any provision of this Agreement and, accordingly, that each party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of either party to any other relief or to claim and recover damages.

In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, attorneys' fees and costs) incurred in such action.

Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby may be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of Nevada with the agreement of the parties. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of Nevada; and if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Las Vegas, Nevada. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

Except for obligations of payment, neither WSR nor WGE shall be liable for non-performance caused by any circumstances beyond their reasonable control, including, but not limited to, lightning, earthquake, storm, strike, lockout or other industrial disturbance, shortage of necessary labor, acts of enemies, sabotage, war, blockage, insurrection, riot, epidemic, landslide, flood, fire, washout, or the order of any court or authority, which circumstance by the exercise of due diligence the party invoking this paragraph is unable to prevent or overcome. Provided, however, that (i) lack of financial capacity shall in no event be deemed to be a cause beyond a party's control and (ii) no party shall be entitled to invoke this paragraph if the failure to observe or perform any of the covenants or obligations herein imposed upon it was caused by such party failing to act in a reasonable and prudent manner under the circumstances, or failing to remedy

the condition with reasonable diligence, or failing to give notice as soon as possible after determining that an event of force majeure has occurred and specifying those covenants or conditions such party will be unable to perform, or was the result of a knowing or negligent breach by such party of any applicable laws, regulations, agreements, or contracts.

This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Nevada. Each Party consents to the jurisdiction and venue of the state or federal courts sitting in Clark County, Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day March 20, year 2012.

WIND SAIL RECEPTOR, INC.

By: [signature]

Richard A. Steinke,
President and CEO

WindGen Energy, Inc.

By: [signature]

David Martin, President